UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 1, 2005

Date of Report (date of earliest event reported)

PRECISION CASTPARTS CORP.
(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue
Suite 440
Portland, Oregon 97239-4254
(Address of principal executive offices)

(503) 417-4800
(Registrant’s telephone number, including area code)

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Non-Employee Director Compensation.

Effective January 1, 2005, the Compensation Committee of the Board of Directors approved an increase in the annual retainer payable to non-employee directors from $40,000 per year to $44,000 per year.

Amended Credit Agreement

On January 27, 2005 the Registrant amended its bank credit facility (Bank of America Credit Agreement dated as of December 9, 2003) to reduce the spread applicable to LIBOR borrowings.  The applicable spreads, as revised, range from 0.625% to 1.75%, depending upon credit ratings received from Moody’s and S & P.  Based on current credit ratings, interest rates on borrowings under the amended bank credit facility will be reduced from LIBOR + 1.25% to LIBOR + 1.00%.  The amendment also revised the amortization schedule of principal repayments on the $300 million term loan included in the bank credit facility.  The following schedule provides the Registrant’s aggregate long-term debt maturities in each of the next five fiscal years as previously reported and as revised to reflect this amendment:

Fiscal Year	Previous	Current

2005	$238.5	$223.5
2006	$98.6	$38.6
2007	$98.5	$42.3
2008	$248.8	$206.3
2009	$79.0	$252.7

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date:	February 11, 2005	By:	/s/ William D. Larsson
		Name:	William D. Larsson
		Title:	Senior Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)